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                                                                   EXHIBIT 10.20

               FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT
                       AND REGISTRATION RIGHTS AGREEMENT


     This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT, dated as of September 21, 1999 (this "First Amendment"), is among QUANTA SERVICES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Borrower"), ECT MERCHANT INVESTMENTS CORP., a corporation duly organized and existing under the laws of the State of Delaware ("EMIC"), and JOINT ENERGY DEVELOPMENT INVESTMENTS II LIMITED PARTNERSHIP, a limited partnership duly organized and existing under the laws of the State of Delaware ("JEDI-II").

                                   Recitals

     A. The Borrower, Enron Capital & Trade Resources Corp., a Delaware corporation ("ECT") and JEDI-II entered into that certain Securities Purchase Agreement dated as of September 29, 1998 (the "Securities Agreement") pursuant to which the Borrower has issued certain convertible subordinated notes to ECT and JEDI-II, all upon the terms and conditions provided for in the Securities Agreement. ECT assigned its interest in the Notes and the Securities Agreement to EMIC and EMIC is successor to ECT with respect to the Notes and the Securities Agreement.

     B. The Borrower, ECT and JEDI-II are parties to that certain Registration Rights Agreement dated as of September 29, 1998 (the "Registration Agreement") pursuant to which the Borrower has agreed to provide certain registration and other rights, all upon the terms and conditions provided for in the Registration Agreement. ECT assigned its interest therein to EMIC and EMIC is successor to ECT with respect to the Registration Agreement.

     C. The Borrower, EMIC and JEDI-II have agreed to amend certain provisions of the Securities Agreement and Registration Agreement and to take certain other actions as described in this First Amendment.

     D. Borrower has agreed to issue preferred stock to UtiliCorp United Inc., a Delaware corporation ("UtiliCorp.") and contemplate entering into the Investor's Rights Agreement between UtiliCorp and Borrower (the "Investor's Rights Agreement").

     E. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.     Defined Terms.  Unless otherwise defined in this First
                    -------------
Amendment, each capitalized term used in this First Amendment which is defined in the Securities Agreement has the meaning assigned to such term in the Securities Agreement.
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     Section 2.     Amendments to Securities Agreement.  The Securities
                    ----------------------------------
Agreement is amended as follows:

     A.   New and Replaced Definitions.  Section 1.01 of the Securities
          ----------------------------
Agreement is amended by inserting the following definitions as appropriate:

          "EBIT" means, for any period, on a trailing four fiscal quarter basis, the sum of Consolidated Net Income plus each of the following to the extent actually deducted in determining Consolidated Net Income, (a) Consolidated Interest Expense, and (b) provisions for taxes based on income or revenues, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP.

          "Management Fee" means the management fee due from the Borrower to UtiliCorp under the terms of the Management Services Agreement between the Borrower and UtiliCorp under which UtiliCorp will provide to the Borrower advice regarding (a) corporate and strategic planning, (b) the development, evaluation and marketing of the Borrower's products and services, (c) identifying potential acquisition candidates and additional business opportunities, and (d) other similar or related services.

          "Minimum Interest Coverage Ratio" means, for any period, the ratio of
(a) EBIT plus the amount of the Management Fee expensed during such period, to
(b) the sum of the Consolidated Interest Expense, plus the amount of any dividend or distribution in respect of the Preferred Stock paid or scheduled to be paid during such period, plus the amount of the Management Fee paid during such period.

          "Obligations" means any and all amounts, liabilities and obligations owing from time to time by Borrower to the Purchasers or any Successors, pursuant to any of the Basic Documents and all renewals, extensions and/or rearrangements thereof, whether such amounts, liabilities or obligations be liquidated or unliquidated, now existing or hereafter arising, absolute or contingent.

          "Participation" means, for each Purchaser or any Successor, such Purchaser's or Successor's proportionate share pertaining to the Obligations. As of the Effective Date, ECT's Participation shall be 25% and JEDI-II's Participation shall be 75%.

          "Purchasers" means EMIC and JEDI-II and any of their respective Affiliates who may become the holders of any Securities, but does not include any Person who becomes a holder of any Securities who is not an Affiliate of EMIC or JEDI-II.

          "Purchaser's Account" means for any Purchaser or Successor, the account specified by such Purchaser or Successor as its Purchaser's Account by notice in writing to the Borrower.

          "Successors" means the successors and permitted assigns of the Purchasers that are not Affiliates of Purchasers.

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     B.   Section 1.02, Article III, Sections 6.01 through 6.06, Section 6.08,
          --------------------------------------------------------------------
Articles VIII and IX, and Sections 11.01, 11.02, 11.03 and 11.08. Section 1.02,
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Article III, Sections 6.01 through 6.06, Section 6.08, Articles VIII and IX, and
Sections 11.01, 11.02, 11.03 and 11.08 are each amended by replacing all references to "Purchaser" or "Purchasers" contained therein with respectively, "Purchaser and/or any Successor" and "Purchasers and/or any Successors."

     C.   Sections 2.06 and 6.07.  Sections 2.06 and 6.07 are amended by
          ----------------------
replacing (i) "ECT or JEDI-II" with "EMIC, JEDI-II or any of their respective Affiliates" and (ii) "ECT and JEDI-II" with "EMIC, JEDI-II and any of their respective Affiliates that become Purchasers."

     D.   Section 7.01. Section 7.01 is amended by deleting the first sentence
          ------------
and replacing it with the following:

          The Borrower will not, and will not permit any Subsidiary to, create, incur, assume, guarantee or in any other manner become directly or indirectly liable (as to new Indebtedness) for the payment of (a) any Prohibited Subordinated Indebtedness, as hereafter defined, or (b) any other Indebtedness unless the Borrower's Minimum Interest Coverage Ratio is greater than or equal to the Minimum Interest Coverage Ratio permitted by the Senior Credit Agreement, but in no event shall such ratio be less than 2.76 to 1.0.

     E.   Section 11.04. Section 11.04 is amended by replacing such section in
          -------------
its entirety with the following:

          This Agreement shall be binding upon the Borrower, the Purchasers, and their respective Successors. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, the Purchasers, and their respective Successors. All or any portion of the rights and obligations of the Purchasers and their Successors under this Agreement with respect to the Basic Documents may be sold, assigned or pledged by any Purchaser or Successor. Notwithstanding the foregoing, the Purchasers may transfer the rights provided in Sections 2.06, 6.07 or 10.09 only to other Purchasers. Upon any assignment of the Basic Documents, the assignee shall succeed to all of the assignor's rights and obligations under the Basic Documents to the extent assigned and the assigning Purchaser or Successor, as applicable, shall be automatically released from any such obligations hereunder with respect to the Basic Documents to the extent assigned, other than the obligations arising under Article X hereof. The Conversion Shares may be sold, assigned or pledged and upon any assignment complying with the terms of the Registration Rights Agreement and upon any such assignment, the holders of the Conversion Shares shall succeed to the Purchaser's or any Successor's rights and obligations under the Registration Rights Agreement. Upon request of any Purchaser or any Successor in connection with any transfer of the Notes, the Borrower shall execute and deliver any amendment to this Agreement, the Notes, and the other Basic Documents reasonably requested by the Purchaser or the Successor to reflect the transfer and delineate the rights of the transferor and the transferee provided that the Borrower shall not be liable for the expenses incurred in documenting such amendment. In the event that a Purchaser or a Successor grants participations in its Note to other Persons, each of such other Persons shall have the rights of setoff against any amounts due by the Borrower hereunder and similar rights or Liens to the same extent as made available to the Purchasers or any Successors. The Borrower acknowledges that the Purchasers or any Successors may "syndicate" the loan evidenced by the Notes, and the other Basic Documents and agree to execute any amendments, restatements and other modifications to the Basic Documents in connection with such syndication, provided that the Borrower shall not be liable for the expenses incurred by Purchasers or any Successors in documenting such syndication. The Borrower may deem and treat the original Purchasers as the owner of the Notes for the purpose of receiving payment of principal of and premium (if any) and interest on the Notes and for all other purposes whatsoever until the Borrower is notified otherwise in writing pursuant to Section 11.06 of this Agreement.

     Section 3.  Amendments to Registration Agreement.  The Registration
                 ------------------------------------
Agreement is amended as follows:

     A.   Defined Terms.  For Section 3 only of this First Amendment, each
          -------------
capitalized term used in this Section 3 of the First Amendment which is defined in the Registration Agreement and not in the Securities Agreement has the meaning assigned to such term in the Registration Agreement.

     B.   Amended Definition.  Section 1.01 of the Registration Agreement is
          ------------------
amended by amending the definition of "Registrable Securities" to read, in its entirety, as follows:

          "Registrable Securities " means any of the following: (i) the Conversion Shares (including shares of Common Stock actually issued upon conversion of the Notes), (ii) other shares of Common Stock acquired by EMIC and/or JEDI-II pursuant to Section 2.06 of the Securities Purchase Agreement, and (iii) the Indenture Notes (as defined below), the underlying Conversion Shares and any replacement or substitute for, or reissuance of, any Indenture Notes, until such time as any of such securities cease to be Registrable Securities pursuant to Section 1.02 hereof. Since the term Registrable Securities is being amended to include debt securities as well as equity securities, the context of each provision of this Agreement will be interpreted in a manner so as to give maximum

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          effect to all provisions insofar as they are now applicable to debt securities. When calculating a percentage of Registrable Securities, the calculation shall be made using the amount of shares of Common Stock beneficially owned as a result of owning Registrable Securities.

     C.   Demand Registration.  Section 2.01(d) is amended by replacing the
          -------------------
last sentence of the first paragraph with the following:

          Except as provided in this subsection (d) and in Section 2.05, the Company will not effect any other registration of its Voting Securities (except with respect to Registration Statements on Form S-4 or S-8 or any forms succeeding thereto for purposes permissible under such forms as of the date hereof or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders or such other registration statements (i) for the resale of shares issued pursuant to an employee stock ownership trust or other benefit plan of a business acquired in an Acquisition or (ii) in connection with non-underwritten resales of securities issued to owners of a business acquired in an Acquisition), whether for its own account or that of any Other Holder other than holders of "Registrable Securities" (as such term is defined in the Investor's Rights Agreement) under the Investor's Rights Agreement, from the date of receipt of a Request Notice requesting the registration of an underwritten public offering (x) in the case of all underwritten public offerings other than firm commitment, underwritten public offerings, until the completion or abandonment of the distribution by the underwriter of all securities thereunder, or (y) in the case of firm commitment, underwritten public offerings, until the earlier of
          (a) the date each underwriter has completed the distribution of all securities purchased by it or (b) the date ninety (90) days subsequent to the effective date of such registration statement.

     D.   Piggy-Back Registration.  Section 2.02 is amended by replacing the
          -----------------------
proviso at the end of the last sentence of the first paragraph with the following:

          provided, however, that (a) in the case of a Registration Statement filed pursuant to the exercise of demand registration rights of any Other Holders, priority shall be given first to the Other Holders demanding such registration, then equally (on a share for share basis) to the Holders and UtiliCorp, then to the Company and then to Other Holders (other than the Other Holders demanding such registration); and (b) in the case of a Registration Statement the filing of which is initiated by the Company, priority shall be given (A) first to the Company, then (B) such priority shall be given equally (on a share for share basis) to (x) the Other Holders (exercising their piggy back registration rights) and (y) the Holders.

     E.   Assignees.  Section 3.12 is amended by replacing the first sentence
          ---------
with the following:

          The rights of any Holder under this Agreement may be assigned to any Person who, in the aggregate, acquires or becomes the Beneficial Owner of at least 10,000 shares of Common Stock either issued or issuable on conversion of the Notes, which such number shall be subject to equitable adjustment for stock splits, stock dividends or combinations of shares.

     F.   Preparations for Registered Sales of Notes.  In the event that any
          ------------------------------------------
Holder or Holders elect to exercise their demand registration rights with respect to the Notes (the "Triggering Note Holder(s)"), then the following actions shall be taken:

               (a) The Triggering Note Holder(s) will notify the Borrower of such determination;

               (b) The Borrower shall (i) promptly notify all other Holders of Notes of such determination and (ii) give such other Holders of Notes 7 days to elect to participate in the following procedures. Any Holder of the Notes electing to participate within such 7 days shall participate with Triggering Note Holder(s) on a pro-rata basis (collectively, the "Participating Note Holder(s)"). Among the Participating Note Holder(s), a simple majority on a dollar basis shall control all decisions;

               (c) The Borrower shall engage a nationally recognized indenture trustee (the "Trustee") reasonably acceptable to the Participating Note Holder(s);

               (d) The Borrower and the Trustee shall enter into a customary indenture (the "Indenture") acceptable to the Participating Note Holder(s), which will cover all Notes (the "Indenture Notes"). The Indenture shall require the vote of the Participating Note Holder(s) holding Indenture Notes representing at least 66 2/3% of the principal amount of outstanding Indenture Notes to either (i) amend or modify the Indenture or (ii) remove or replace the Trustee; provided, however, that, without the consent of each of the Holder(s) of the Indenture Notes affected thereby, the Indenture and Indenture Notes shall not be amended or modified to (a) extend the fixed maturity of any Indenture Note, or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof, or premium, if any, thereon, or make the principal thereof or premium, if any, or interest thereon payable in any currency other than U.S. dollars, (b) modify the subordination or conversion provisions of the Indenture or Indenture Notes in any manner adverse to the interests of the Participating Note Holder(s), or (c) reduce the 66 2/3rd percentage for Participating Note Holder(s) who are required to consent (i) to other amendments to, or modifications of, the Indenture and Indenture Notes or (ii) to removal or replacement of the Trustee. The form of Indenture Note will be included within the text of the Indenture;

               (e) The Indenture and the Indenture Notes, both of which must be acceptable to the Participating Note Holder(s), shall contain the same rights, terms and features, mutatis mutandis, as stated in the Securities Agreement, the Registration Agreement and the underlying Notes to be received in exchange; including, without limitation, the right to convert into Conversion Shares, along with such other terms as are required in order (i) for the Indenture Notes to be eligible for sale pursuant to a Registration Statement and (ii) for the Indenture to be eligible to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The terms of any provisions of the Securities Agreement, the Registration Agreement and the Notes that are (x) to be retained by EMIC and/or JEDI-II and any other specific Person and (y) not to be included in the Indenture, may be contained in a separate agreement between EMIC and/or JEDI-II (or such Person), on the one hand, and the Borrower, on the other hand;

               (f) As of the date of the Indenture, the face amount of underlying Notes of each Holder of a Note shall be exchanged with the Borrower and the Trustee for Indenture Notes of an equal face amount. Any accrued but unpaid interest on the Notes as of the date of the exchange shall be carried forward and shall be payable to the Holders of Indenture Notes;

               (g) The Borrower shall use commercially reasonable efforts to cause the creation of the Indenture and the exchange of Notes to be accomplished within 30 days after a determination has been made of those Participating Note Holders; and

               (h) When Holder(s) of Indenture Notes exercise their rights to sell Indenture Notes pursuant to a Registration Statement, the Borrower shall use its commercially reasonable efforts to cause the Indenture to be qualified with the Securities and Exchange Commission under the Trust Indenture Act.

     G.   Out of Pocket Expenses.  All of the Borrower's and the Participating
          ----------------------
Note Holders' reasonable out of pocket expenses incurred to (a) engage and compensate a Trustee, (b) create the Indenture, (c) qualify the Indenture under the Trust Indenture Act, and (d) effect the exchange of Notes for Indenture Notes shall be paid or reimbursed by the Participating Note Holders, pro rata in accordance with the face amounts of such Indenture Notes.

     Section 4.  Representations and Warranties.  The Borrower represents that:
                 ------------------------------

                 (i) as of the date hereof, no Default nor Material Adverse Effect has occurred; and

                 (ii) the execution, delivery and performance by the Borrower of this First Amendment: (a) is within the Borrower's corporate power;
          (b) has been duly authorized by all necessary or proper corporate action; (c) is not in contravention of any provision of the Borrower's certificate of incorporation or bylaws; (d) will not violate (1) any law or regulation or (2) any order or decree of any court or governmental instrumentality; (e) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its respective property is bound; and
          (f) does not require the consent or approval of any governmental body, agency, authority or any other Person that has not been duly obtained, made or complied with prior to the date hereof.

     Section 5.  Limitations.  The amendments set forth herein are limited
                 -----------
precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Securities Agreement or Registration Agreement or any of the other Basic Documents, or (b) prejudice any right or rights which the Purchasers may now have or may have in the future under or in connection with the Securities Agreement or Registration Agreement or any of the other Basic Documents. Except as expressly supplemented, amended or modified hereby, the terms and provisions of the Securities Agreement or Registration Agreement or any other Basic Documents are and shall remain in full force and effect. In the event of a conflict between this First Amendment and any of the foregoing documents, the terms of this First Amendment shall be controlling.

     Section 6.  Governance.  This First Amendment and the rights and
                 ----------
obligations of the parties hereunder and under the Securities Agreement shall be construed in accordance with and be governed by the laws of the State of Texas. Any action, dispute, claim or controversy of any kind between the Borrower, on the one hand, and EMIC and JEDI-II or any of their successors and assigns, on the other hand, shall be arbitrated in accordance with the terms and provisions of Section 11.08 of the Securities Agreement.

     Section 7.  Descriptive Headings, etc.  The descriptive headings of the
                 --------------------------
several Sections of this First Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     Section 8.  Counterparts.  This First Amendment may be executed in any
                 ------------
number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.



                         QUANTA SERVICES, INC.,
                         A Delaware corporation


                         By: /s/ Brad Eastman
                            ____________________________
                         Name: Brad Eastman
                              ___________________________
                         Title: Vice President
                               __________________________


                         JOINT ENERGY DEVELOPMENT INVESTMENTS II LIMITED PARTNERSHIP, a Delaware limited partnership

                         By:  Enron Capital Management II Limited
                              Partnership, its General Partner

                              By:  Enron Capital II Corp., its
                                   General Partner


                                   By: /s/ Raymond M. Bowen, Jr.
                                      ________________________________
                                   Name: Raymond M. Bowen, Jr.
                                        _______________________________
                                   Title: Vice President and Treasurer
                                         ______________________________

                         ECT MERCHANT INVESTMENTS CORP.,
                         a Delaware corporation

                                   By: /s/ Robert Greer
                                      _________________________
                                   Name: Robert Greer
                                        _______________________
                                   Title: Vice President
                                         ______________________

                                      -9-